Exhibit 12.1

September 28, 2021

Magellan Gold Corporation

602 Cedar St., Ste. 205

Wallace, ID 83873

Attn: Board of Directors

Re: Regulation A—Tier 2 Offering

Ladies and Gentlemen:

We have acted, at your request, as special counsel to Magellan Gold Corporation, a Nevada corporation (the “Corporation”), for the purpose of rendering an opinion as to the legality of three million (3,000,000) units (the “Units”), each Unit comprised of (i) one share (a “Common Share”) of common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation and (ii) one-half of a warrant (the “Warrant”) exercisable for one-half share of Common Stock (a “Warrant Share,” and together with the Units, Common Shares and Warrants, the “Securities”) from the date of issuance until the second (2nd) anniversary date of the date of issuance, (the “Offering”), to be offered and distributed by the Corporation pursuant to an offering statement on Form 1-A filed with the U.S. Securities and Exchange Commission (the “SEC”) under to Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of offering and selling the Shares (the “Offering Statement”).

For the purpose of rendering this opinion herein, we have reviewed statutes of the State of Nevada, to the extent we have deemed relevant to the matter opined upon herein, certified or purported true copies of the Articles of Incorporation of the Corporation and all amendments thereto, the bylaw of the Corporation, selected proceedings of the board of directors of the Corporation authorizing the issuance of the Securities, certificates of officers of the Corporation and of public officials, and such other documents of the Corporation and of public officials as we have deemed necessary and relevant to the matter opined upon herein. We have assumed, with respect to persons other than directors and officers of the Corporation, the due and proper election or appointment of all persons signing and purporting to sign the documents in their respective capacities, as stated therein, the genuineness of all signatures, the conformity to authentic original documents of the copies of all such documents submitted to me as certified, conformed and photocopied, including the quoted, extracted, excerpted and reprocessed text of such documents.

Based upon the review described above, it is our opinion that

(i)	the Common Shares are duly authorized and when, as and if issued and delivered by the Corporation against payment therefore, as described in the Offering Statement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Corporation;
(ii)	the Warrants are duly authorized and when, as and if issued and delivered by the Corporation against payment therefore, as described in the Offering Statement, will constitute valid and legally binding obligations of the Corporation to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Corporation called for thereby in accordance with the terms thereof and the Warrants are enforceable against the Corporation in accordance with their terms; provided, however, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law);
(iii)	the Warrant Shares are duly authorized and when, as and if issued and delivered by the Corporation against payment therefore pursuant to the Warrant, as described in the Warrant, will be validly issued, fully paid and non-assessable shares of Common Stock of the Corporation.

We have not been engaged to examine, nor have we examined, the Offering Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form 1-A and Regulation A, and we express no opinion with respect thereto. Our forgoing opinion is strictly limited to matters of Nevada corporation law, and we do not express an opinion on the federal law of the United States of America or the law of any state or jurisdiction therein other than Nevada, as specified herein.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference of our firm under the caption “Legal Matters” in the Offering Circular constituting a part of the Offering Statement. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

/s/ Carmel, Milazzo & Feil, LLP

Carmel, Milazzo & Feil, LLP